UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2024, Intellia Therapeutics, Inc. (the “Company”) filed a Certificate of Second Amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of Delaware to limit the liability of certain officers of the Company as permitted by recent amendments to the Delaware General Corporation Law. The Amendment was approved by the holders of a majority of the outstanding shares of common stock of the Company at its Annual Meeting of Stockholders (the “Annual Meeting”), as described in Item 5.07 below.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2024, the Company held its Annual Meeting to consider and vote on the four proposals set forth below, each of which is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2024. The following is a summary of the matters voted on at the Annual Meeting.

a)

The stockholders of the Company elected each of Fred Cohen, M.D., D.Phil., and Frank Verwiel, M.D., as a class II director, for a three-year term ending at the annual meeting of stockholders to be held in 2027 and until his successor has been duly elected and qualified or until his earlier resignation or removal. The results of the stockholders’ vote with respect to the election of the class II directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Fred Cohen, M.D., D.Phil.	65,390,554	6,655,846	11,843,099
Frank Verwiel, M.D.	55,820,159	16,226,241	11,843,099

b)

The stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
83,483,463	256,699	149,337	0

c)

The stockholders of the Company approved, on an advisory basis, the compensation of the named executive officers. The results of the stockholders’ vote with respect to the approval of the compensation of the named executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
70,436,308	1,525,957	84,135	11,843,099

d)

The stockholders of the Company approved and adopted a second amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to limit the liability of certain officers of the Company as permitted by recent amendments to the Delaware General Corporation Law. The results of the stockholders’ vote with respect to the approval and adoption of the amendment were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
69,078,509	2,876,786	91,105	11,843,099

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1*	Second Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant dated June 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: June 13, 2024	By:	/s/ John M. Leonard
Name: John M. Leonard
Title: Chief Executive Officer and President